Exhibit 99.01
For more information, please contact:
Investors and Shareholders
Jennifer Jordan
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Lynne Cox
Cadence Design Systems, Inc.
408-944-7669
publicrelations@cadence.com
CADENCE ANNOUNCES INTENTION TO OFFER $300 MILLION
CONVERTIBLE SENIOR NOTES
     SAN JOSE, Calif., June 9, 2010 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced its intention to commence an offering, subject to market and other conditions, of $300 million principal amount of cash convertible senior notes due 2015, to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Cadence intends to grant the initial purchasers of the notes an option to purchase up to an additional $50 million principal amount of notes to cover over-allotments. The notes will be convertible into cash under certain conditions. The interest rate, conversion rate and other terms of the notes are to be determined by negotiations among Cadence and the initial purchasers of the notes. Cadence intends to enter into convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates, in order to reduce its exposure under the notes to future increases in the price of Cadence common stock. Cadence also intends to enter into separate warrant transactions with one or more of the initial purchasers of the notes or their respective affiliates, and anticipates that the warrants will have an exercise price that is up to 75% higher than the closing price of Cadence’s common stock on the date the warrants are issued. The issuance of the warrants could have a dilutive effect on Cadence common stock to the extent that the market price of Cadence common stock exceeds the applicable exercise price of the warrants.

     Cadence intends to use up to $100 million of the net proceeds of this offering to repurchase a portion of its 1.375% Convertible Senior Notes due December 15, 2011, up to $100 million of the net proceeds of this offering to repurchase a portion of its 1.5% Convertible Senior Notes due December 15, 2013, and up to $40 million of the net proceeds of this offering to repurchase shares of its common stock through one or more of the initial purchasers or their affiliates as our agent, concurrently with the pricing of the notes. These share repurchases will be made pursuant to Cadence’s stock repurchase program. Cadence also intends to use a portion of the net proceeds to fund the cost of the convertible note hedge transactions. Cadence intends to use the remainder of the proceeds from the sale of the notes for general corporate purposes.
     In connection with the convertible note hedge transactions and the separate warrant transactions, the initial purchasers (or affiliates thereof) that will be parties to those transactions have advised Cadence that they expect to enter into various derivative transactions with respect to Cadence common stock and/or purchase Cadence common stock or other Cadence securities in secondary market transactions concurrently with or shortly after the pricing of the notes, and may enter into or unwind various derivative transactions with respect to Cadence common stock and/or purchase or sell Cadence common stock or other Cadence securities in secondary market transactions concurrently with or shortly after pricing of the notes. These hedging activities, as well as the activities associated with the share repurchases and convertible note repurchases described above, could initially raise or maintain the market price of Cadence common stock or the notes and could subsequently otherwise affect the market price of Cadence common stock or the notes.
     This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.
     The notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
     The matters discussed in this release include forward-looking statements. These statements are based on current expectations or beliefs and are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements, including without limitation, whether or not Cadence will offer the notes or consummate the offering, enter into the convertible note hedge transactions or the separate warrant transactions, the anticipated terms of the notes and the offering, and the anticipated use of the proceeds of the offering. Cadence is providing this information as of the date of this news release and assumes no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.
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